                                                                      Exhibit 2
                              CONVERSION AGREEMENT

            THIS CONVERSION AGREEMENT (this "AGREEMENT") is entered into as of April 13, 2001 by and among Vista Information Solutions, Inc., a Delaware corporation (the "COMPANY"), and the holders of the Company's Series A Preferred Stock (the "SERIES A PREFERRED STOCK"), Series A-1 Preferred Stock (the "SERIES A-1 PREFERRED STOCK") and Series A-2 Preferred Stock (the "SERIES A-2 PREFERRED STOCK") (collectively, the "Preferred Stock") named in Schedule I attached hereto (collectively, the "HOLDERS").

                                    RECITALS

            WHEREAS, the Holders currently own an aggregate of 102,564 shares of the Series A Preferred Stock, 380,000 shares of the Series A-1 Preferred Stock and 300,000 shares of the Series A-2 Preferred Stock, with such stock having those rights, privileges and preferences set forth in the Company's Restated Certificate of Incorporation, as amended, (the "CERTIFICATE");

            WHEREAS, in order to facilitate a business combination between the Company and certain business units of Fidelity National Financial, Inc., a Delaware corporation ("FIDELITY"), pursuant to that certain Agreement and Plan of Reorganization and Merger (the "MERGER AGREEMENT") by and among Fidelity, Chicago Title and Trust Company, an Illinois corporation ("Chicago Title"), and the Company, dated as of even date herewith, it is necessary that the Holders agree to convert all of their shares of Preferred Stock into shares of the Company's Common Stock, par value $0.001 (the "COMMON STOCK") at an agreed upon Conversion Price of $2.20 per share (as the same may be adjusted from time to time pursuant to the Certificate with respect to issuances of additional shares or other events occurring before such conversion, the "NEW CONVERSION PRICE");

            WHEREAS, the Company and the Holders contemplate that the Company will obtain the approval of the Company's stockholders to establish the New Conversion Price in connection with obtaining stockholder approval of the Merger Agreement; and

            WHEREAS, consummation of the transactions contemplated by the Merger Agreement and establishment of the New Conversion Price are expected to be of benefit to the Holders.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the mutual promises and representations hereinafter set forth, the parties hereto agree as follows:

            1. Conversion of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock for Common Stock. Subject to satisfaction of the conditions set forth in Section 4, the parties hereto agree that, immediately prior to the Closing, each share of the Series A Preferred Stock, the Series A-1 Preferred Stock and Series A-2 Preferred Stock shall be converted into such number of shares of Common Stock as is determined by dividing the respective Original Purchase Price (as defined in the Certificate) for such share by the New Conversion Price and otherwise pursuant to the terms set forth in the Certificate. If the Closing does not occur as provided in the Merger Agreement, such conversion shall be void ab initio and the shares of Preferred Stock shall be deemed to continue to be outstanding for all purposes.

            2. Related Matters.

                  a. Designation of Directors. As additional consideration for the agreement of the Holders to convert their shares of Preferred Stock as provided in Section 1, the Company shall nominate two (2) persons designated by Holders owning a majority of the shares of Preferred Stock (the "Preferred Directors") in the Vista Proxy Statement to serve as members of the Board of Directors of the Company following the Effective Time and shall use its best efforts to cause the Preferred Directors to be elected at the Vista Stockholders Meeting.

                  b. Adjustment to Warrant. At the time of the conversion of the Series A-2 Preferred Stock, the Company shall issue to Century Capital Partners II, L.P., in exchange for the cancellation of the warrant now held by Century Capital Partners II, L.P. to purchase 25,000 shares of Series A-2 Preferred Stock at $25.00 per share, a warrant to purchase 250,000 shares of Common Stock at an exercise price per share equal to the New Conversion Price and otherwise on the terms provided in the form of warrant attached hereto as Exhibit A.

            3. Holders' Representations. Each Holder individually represents and warrants to the Company that:

                  a. No Encumbrances. All of the shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series A-2 Preferred Stock held by such Holder are clear of all liens, encumbrances and claims of any nature.

                  b. Restricted Securities. Such Holder understands and acknowledges that the issuance of the Common Stock pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act") on the grounds that the conversion of the Preferred Stock into Common Stock contemplated by this Agreement is exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof, and that the shares of Common Stock issued upon such conversion shall be subject to the same restrictions on resale, for the same remaining respective periods, as were the shares of Preferred Stock surrendered for such exchange.

                  c. Authorization. Such Holder has full legal capacity, power and authority to execute, deliver, and perform its obligations under this Agreement.

                  d. Execution; Delivery. This Agreement has been duly executed and delivered by such Holder and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency and other laws affecting the enforcement of creditors' rights and by the availability of equitable remedies.

                  e. Access to Information. Such Holder (i) has the ability to bear the economic risks of the transactions contemplated by this Agreement; (ii) has been furnished with or has had access to such information as such Holder has considered necessary to make a determination as to participate in such transactions together with such additional information as is necessary to verify the accuracy of the information supplied; and (iii) has had all questions asked by such Holder satisfactorily answered by the Company.

            4. Condition to the Obligations of the Holders. The obligation of the Holders to convert their shares of Preferred Stock in the manner set forth herein is subject to the following conditions:

                  a. that the Closing shall be occurring concurrently or immediately after the conversion contemplated herein;

                  b. that there shall have been no material change in the terms of the transactions described in the Merger Agreement;

                  c. that approval of the New Conversion Price shall have been obtained from Vista's stockholders in connection with the Vista Shareholder Approval;

                  d. that Fidelity and Chicago Title shall have executed and delivered to the Holders a Stockholder Voting Agreement in the form of Exhibit B hereto;

                  e. that the Preferred Directors shall have been elected to serve as members of the Company's Board of Directors from and after the Effective Time; and

                  f. that the Holders shall have received the opinion of Gray, Cary, Ware & Friedenrich LLP to the effect that: (i) the issuance of the shares of Common Stock upon conversion of the Preferred Stock has been duly authorized by all necessary corporate action on the part of the Company, (ii) such shares will, upon such issuance, be fully paid and nonassessable, and (iii) the shares of Common Stock issuable upon conversion of the Preferred Stock (A) shall be subject to no restrictions on resale other than those to which the respective share of Preferred Stock surrendered for conversion is then subject, and (B) shall be subject to such restrictions for no longer period than would have applied to the respective share of Preferred Stock surrendered for conversion.

            5. Miscellaneous.

                  a. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.


                  b. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof.


                  c. Descriptive Headings; Defined Terms. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Capitalized terms used but not defined herein have the same respective meanings as in the Merger Agreement

                  d. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                  e. Severability. The provisions of this Agreement shall be deemed to be inseverable and dependent one upon the other. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, unless otherwise agreed by the parties hereto, the entire agreement shall be null and void.

                  f. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                  g. Notices. All notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) five business days following sending by registered or certified mail, postage prepaid, (ii) when sent if sent by facsimile; provided, however, that receipt of the facsimile is promptly confirmed by telephone confirmation thereof, (iii) when delivered, if delivered personally to the intended recipient, and (iv) one business day following sending by overnight delivery via a national courier service, and in each case to the address or the facsimile number indicated for such party on the signature pages hereof, or such other address of which such party gives notice hereunder.

                  h. Entire Agreement; Assignment. This Agreement constitutes the entire agreement between the parties hereto in respect of the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties in respect of the subject matter hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law (including, by merger or consolidation) or otherwise. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    COMPANY

                                    VISTA INFORMATION SOLUTIONS, INC.


                                    By:    /s/ Neil A. Johnson
                                           ---------------------------
                                       Name:   Neil Johnson
                                       Title:  Vice President and
                                               Chief Financial Officer

                                    Address:   Vista Information Solutions, Inc.
                                               5060 Shoreham Place
                                               San Diego, CA  92122
                                    Facsimile: (858) 450-6148

                                    HOLDERS:

                                    CENTURY CAPITAL PARTNERS II, L.P.

                                    By: CCP Capital II, LLC, its General
                                    Partner

                                    By:   /s/ Richard J. Freeman
                                         -----------------------
                                    Name:  Richard J. Freeman
                                    Its:   Managing Member

                                    Address:   One Liberty Square
                                               Boston, MA 02109
                                    Facsimile: (617) 542-9398

                                    HCC INVESTMENTS, INC.

                                    By:   /s/ Richard H. Brown
                                         -----------------------
                                    Name:   Richard H. Brown
                                    Its:    Assistant Vice-President

                                    Address:   824 Market Street, Suite 900
                                               Wilmington, DE 19801
                                    Facsimile: 302-656-4884

                                    HENRY L. HILLMAN, ELSIE HILLIARD
                                    HILLMAN AND C.G. GREFENSTETTE, TRUSTEES
                                    OF THE HENRY L. HILLMAN TRUST U/A DATED
                                    NOVEMBER 18, 1985

                                    By:   /s/ Henry L. Hillman
                                         -----------------------
                                         Henry L. Hillman, Trustee

                                    Address:   1800 Grant Building
                                               Pittsburgh, PA 15219
                                    Facsimile: 412/338-3696

                                    THOMAS G. BIGLEY AND C.G. GREFENSTETTE,
                                    TRUSTEES UNDER AGREEMENT OF TRUST DATED
                                    12/30/76 FOR CHILDREN OF:  JULIET LEA
                                    HILLMAN SIMONDS


                                    By:  /s/ Thomas G. Bigley
                                         -----------------------
                                         Thomas G. Bigley, Trustee

                                    By:  /s/ C. G. Grefenstette
                                         -----------------------
                                         C. G. Grefenstette, Trustee

                                    Address:   1800 Grant Building
                                               Pittsburgh, PA 15219
                                    Facsimile: 412/338-3696

                                    THOMAS G. BIGLEY AND C.G. GREFENSTETTE,
                                    TRUSTEES UNDER AGREEMENT OF TRUST DATED
                                    12/30/76 FOR CHILDREN OF:  AUDREY
                                    HILLMAN FISHER


                                    By:  /s/ Thomas G. Bigley
                                         -----------------------
                                         Thomas G. Bigley, Trustee

                                    By:  /s/ C. G. Grefenstette
                                         -----------------------
                                         C. G. Grefenstette, Trustee

                                    Address:   1800 Grant Building
                                               Pittsburgh, PA 15219
                                    Facsimile: 412/338-3696

                                    THOMAS G. BIGLEY AND C.G. GREFENSTETTE,
                                    TRUSTEES UNDER AGREEMENT OF TRUST DATED
                                    12/30/76 FOR CHILDREN OF:  HENRY LEA
                                    HILLMAN, JR.


                                    By:  /s/ Thomas G. Bigley
                                         -----------------------
                                         Thomas G. Bigley, Trustee

                                    By:  /s/ C. G. Grefenstette
                                         -----------------------
                                         C. G. Grefenstette, Trustee

                                    Address:   1800 Grant Building
                                               Pittsburgh, PA 15219
                                    Facsimile: 412/338-3696


                                    THOMAS G. BIGLEY AND C.G. GREFENSTETTE,
                                    TRUSTEES UNDER AGREEMENT OF TRUST DATED
                                    12/30/76 FOR CHILDREN OF:  WILLIAM
                                    TALBOTT HILLMAN


                                    By:  /s/ Thomas G. Bigley
                                         -----------------------
                                         Thomas G. Bigley, Trustee

                                    By:  /s/ C. G. Grefenstette
                                         -----------------------
                                         C. G. Grefenstette, Trustee

                                    Address:   1800 Grant Building
                                               Pittsburgh, PA 15219
                                    Facsimile: 412/338-3696

                                    WESTERN INTERNATIONAL INSURANCE COMPANY



                                    By:       /s/ Andrew J. Swenson
                                              --------------------------------
                                    Name:         Andrew J. Swenson

                                    Its:      VP-Bankers Insurance Company
                                              for Western International
                                              Insurance Company


                                    Address:  360 Central Avenue
                                              St. Petersburg, FL 33701


                                    Phone:    727-823-4000 x4237

                                   SCHEDULE I


                               Number of Shares currently held
                               -------------------------------
                                    Series A     Series A-1     Series A-2
                                   Preferred     Preferred      Preferred
            Holder                   Stock         Stock          Stock
            ------                   -----         -----          -----

Century Capital Partners II, L.P.   102,564        100,000        300,000

HCC Investments, Inc.                     0        125,000              0

Henry L. Hillman, Elise
Hilliard Hillman and C.G.
Grefenstette, Trustees of The
Henry L. Hillman Trust U/A
dated November 18, 1985                   0         32,120              0

Thomas G. Bigley and C.G.
Grefenstette, Trustees under
Agreement of Trust dated
December 30, 1976 for
children of Juliet Lea
Hillman Simonds                           0         10,720              0

Thomas G. Bigley and C.G.
Grefenstette, Trustees under
Agreement of Trust dated
December 30, 1976 for
children of Audrey Hillman
Fisher                                    0         10,720              0

Thomas G. Bigley and C.G.
Grefenstette, Trustees under
Agreement of Trust dated
December 30, 1976 for
children of Henry Lea
Hillman, Jr.                              0         10,720              0

Thomas G. Bigley and C.G.
Grefenstette, Trustees under
Agreement of Trust dated
December 30, 1976 for
children of William Talbott
Hillman                                   0         10,720              0

Western Insurance Company                 0         80,000              0


      TOTAL                         102,564        380,000        300,000

                                    EXHIBIT B

                   IRREVOCABLE STOCKHOLDER VOTING AGREEMENT

      THIS IRREVOCABLE STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made as of the ____ day of April, 2001, by and among Vista Information Solutions, Inc., a Delaware corporation ("Vista"), the undersigned holders of shares of Vista's Preferred Stock (the "Holders"), Chicago Title and Trust Company, an Illinois corporation ("Chicago Title"), and Fidelity National Financial, Inc., a Delaware corporation ("Fidelity").

      WHEREAS, pursuant to an Agreement and Plan of Reorganization and Merger dated as of April ___, 2001 by and among Fidelity, Vista and Chicago Title (the "Merger Agreement"), Fidelity and Chicago Title will become shareholders of Vista; and

      WHEREAS, Fidelity and Chicago Title have required that the Holders convert their shares of Preferred Stock of Vista into shares of Common Stock of Vista as a condition of the Closing under the Merger Agreement; and

      WHEREAS, as a condition of, and in order to induce the Holders to convert their Preferred Stock, Fidelity and Chicago Title are willing to enter into this Agreement and make the commitments herein;

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:

      1.    Election of Preferred Directors.

            (a) For a period of two (2) years after the Effective Time under the Merger Agreement (the "Term"), Fidelity and Chicago Title shall, at all meetings of stockholders of Vista and in all actions by written consent of stockholders of Vista held or taken with respect to the election or removal, or the powers, of members of the Board of Directors of Vista (the "Board"), except as provided in the following sentence: (i) vote or cause to be voted as many of the Subject Shares (as defined below) as is required to elect and maintain the election as members of the Board of those two (2) individuals designated in writing from time to time by the Holders of a majority of the shares of Vista Common Stock held by all Holders (the "Preferred Directors"), (ii) not vote or cause to be voted any of the Subject Shares for the removal of either of the Preferred Directors as members of the Board or otherwise to diminish the powers of the Preferred Directors as members of the Board, and (iii) take such other actions as are necessary to effectuate the continuous and uninterrupted tenure of the Preferred Directors as members of the Board. In the event that the Holders of a majority of the shares of Vista Common Stock held by all Holders notify Fidelity and Chicago Title that one or both of the Preferred Directors are to be removed, with or without cause, and are to be replaced with new designees, Fidelity and Chicago Title shall promptly vote or cause to be voted, by written consent or as such Holders may otherwise specify, as many of the Subject Shares as is required to effect such removal and replacement, consistent with the applicable provisions of Vista's By-Laws. The initial Preferred Directors shall be Richard Freeman and Earl Gallegos.

            (b) For purposes hereof, "Subject Shares" means any and all shares of Vista's capital stock and any other securities of Vista having voting rights beneficially owned or held by Fidelity or Chicago or over which Fidelity or Chicago directly or indirectly has or controls the power to vote.

            (c) The parties hereby agree that the foregoing agreement shall constitute an exception to the obligation of each Holder under Section 3.2(a)(ii) of the Voting Agreement of even date herewith by and among the parties hereto and certain other stockholders of Vista.

      2. Irrevocable Agreement; Amendments; Waivers. As the voting commitments herein are agreed to in order to induce the conversion of the shares of Preferred Stock held by the Holders in order to permit the issuance of shares of Common Stock to Fidelity and Chicago Title and the other transactions contemplated in the Merger Agreement, such commitments are coupled with an interest and may not be revoked or terminated, and no provision hereof shall be waived, during the Term except by a writing signed by Holders holding a majority of the shares of Common or Preferred Stock held by all Holders.

      3. Specific Performance. In addition to any other remedy that may be available in the event of any breach of the obligations of Fidelity and Chicago Title hereunder, the Holders shall be entitled to specific performance of such obligations hereunder without the necessity of proving the likelihood of harm or of posting any bond or similar requirement.

      4. Notices. All designations and other notices to be given hereunder shall be deemed properly given if in writing and delivered personally or sent by registered or certified mail, return receipt requested, to the addressee at the address set forth below its name on the signature page hereto, or at such other address of which notice has been given.

      5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives and assigns.

      6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

      7. Entire Agreement. This Agreement constitutes the complete agreement of the parties with respect to the subject matter hereof.

      8. Severability. The provisions of this Agreement shall be severable so that the invalidity or unenforceability of any one provision shall not affect any other provision.

      9. Counterparts. This Agreement may be executed in one or more counterparts and, if in more than one, each counterpart shall be deemed original and together but one instrument.

            [The remainder of this page intentionally left blank]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed under seal by their respective authorized signatories as of the date first above written.

                                    FIDELITY NATIONAL FINANCIAL, INC.


                                    By:
                                       -------------------------------
                                    Name:
                                    Title:

                                    Address:


                                    Facsimile:

                                    CHICAGO TITLE AND TRUST COMPANY


                                    By:
                                       -------------------------------
                                    Name:
                                    Title:

                                    Address:


                                    Facsimile:


                                    THE HOLDERS:

                                    CENTURY CAPITAL PARTNERS II, L.P.
                                    By: CCP Capital II, LLC, its General Partner

                                    By:
                                       -------------------------------
                                    Name:
                                         -----------------------------
                                    Its:     Managing Member

                                    Address: One Liberty Square
                                    Boston, MA 02109
                                    Facsimile:  (617) 542-9398

                                    HCC INVESTMENTS, INC.

                                    By:
                                        ------------------------------------
                                    Name:
                                          ----------------------------------
                                    Its:
                                          ----------------------------------

                                    Address:
                                               -----------------------------

                                               -----------------------------

                                    Facsimile:
                                               -----------------------------

                                    HENRY L. HILLMAN, ELSIE HILLIARD
                                    HILLMAN AND C.G. GREFENSTETTE,
                                    TRUSTEES OF THE HENRY L. HILLMAN
                                    TRUST U/A DATED NOVEMBER 18, 1985

                                    By:
                                        ------------------------------------
                                        C. G. Grefenstette, Trustee

                                    Address:
                                               -----------------------------

                                               -----------------------------

                                    Facsimile:
                                               -----------------------------


                                    THOMAS G. BIGLEY AND C.G.
                                    GREFENSTETTE, TRUSTEES UNDER AGREEMENT
                                    OF TRUST DATED 12/30/76 FOR CHILDREN
                                    OF: JULIET LEA HILLMAN SIMONDS

                                    By:
                                        ------------------------------------
                                        Thomas G. Bigley, Trustee

                                    By:
                                        ------------------------------------
                                        C. G. Grefenstette, Trustee

                                    Address:
                                               -----------------------------

                                               -----------------------------

                                    Facsimile: -----------------------------


                                    THOMAS G. BIGLEY AND C.G.
                                    GREFENSTETTE, TRUSTEES UNDER AGREEMENT
                                    OF TRUST DATED 12/30/76 FOR CHILDREN
                                    OF:  HENRY LEA HILLMAN, JR.

                                    By:
                                        ------------------------------------
                                        Thomas G. Bigley, Trustee
                                    By:
                                        ------------------------------------
                                        C. G. Grefenstette, Trustee
                                    Address:
                                               -----------------------------

                                               -----------------------------

                                    Facsimile:
                                               -----------------------------

                                    THOMAS G. BIGLEY AND C.G.
                                    GREFENSTETTE, TRUSTEES UNDER AGREEMENT
                                    OF TRUST DATED 12/30/76 FOR CHILDREN
                                    OF:  WILLIAM TALBOTT HILLMAN

                                    By:
                                        ------------------------------------
                                        Thomas G. Bigley, Trustee
                                    By:
                                        ------------------------------------
                                        C. G. Grefenstette, Trustee
                                    Address:
                                             -------------------------------

                                             -------------------------------

                                    Facsimile:
                                               -----------------------------

                                    WESTERN INSURANCE COMPANY

                                    By:
                                        ------------------------------------
                                    Name:
                                          ----------------------------------
                                    Its:
                                          ----------------------------------

                                    Address:
                                             -------------------------------

                                             -------------------------------

                                             -------------------------------

                                             -------------------------------
                                    Phone:
                                             -------------------------------